Exhibit 99.01

DigitalPost Interactive, Inc – Online Solutions, LLC
Business Relationship Agreement

This Business Relationship Agreement (“Agreement”) effective as of the date of the later signature below, (“Effective Date”) is by and between Online Solutions, LLC (“OS”) with its principal place of business at 9343 South 670 West, Sandy UT 84070 and DigitalPost Interactive, Inc. (“DPI”), a Nevada corporation with its principal place of business at 3240 El Camino Real, Irvine, CA 92602. The parties to this Agreement are sometimes collectively referred to hereinafter as the “Parties” or individually as a “Party”.

The Parties desire to enter into a business relationship in accordance with the terms and conditions of this Agreement, and intending to be legally bound, hereby agree as follows:

DEFINITIONS

Customer:  means a person who opens an account to have access to the OS Site.

OS Affiliate:  means any entity controlled by or under control of any person or entity directly or indirectly having an ownership interest in OS.

OS Site:  shall mean the internet display created by DPI using DPI Software for OS that incorporates text, images, pictures, graphics, audio clips, brand related elements and promotions provided to DPI by OS.

Paid Activation:  means an account that is activated upon a Customer’s payment of at least one (1) months service.  A Paid Activation is also sometimes referred to as a Website Sold.

User Information:  means all information, including text, graphics, images, pictures, videos and other data submitted by a User to the OS Site.

1
Relationship of the Parties.  It is understood that each Party is an independent entity.  Nothing in this Agreement shall be construed to constitute OS or DPI as an employee or agent of the other or to create any rights other than the rights described in this Agreement.  This Agreement does not constitute a franchise, partnership or a joint venture.  Neither Party shall have the power to obligate the other for any expenses or other obligation without the prior written approval of the other Party nor to bind the other to an agreement of any kind.

2      Sales and Marketing
The Parties intend to work cooperatively to promote the OS Site.  In order to further this purpose, the Parties shall undertake those responsibilities described in Attachment A.  The Parties agree that Attachment A may be amended from time to time upon written agreement of both Parties.

3	Service Elements and Pricing
A two (2) week free trial subscription, with three package options shall be offered to each potential Customer:

1	Standard package, which includes 1,500 family photos and 10 minutes of video clips priced at $4.95 per month;

2	Classic package, which includes 3,000 family photos and 30 minutes of video clips priced at $8.95 per month;

3	Premium package, which includes unlimited storage of photos and video clips, and family email address priced at $11.95 per month.

Customer shall pay the subscription fee utilizing an ecommerce shopping cart that is hosted by DPI.  The electronic cash transfers of all subscription fees shall be made directly to OS’s bank account.

Both parties agree that Services provided hereunder and pricing may be adjusted from time to time upon mutual agreement of the Parties, based on market conditions and other factors. Such adjustments must be set forth in writing and the documents must be mutually signed.

4	DEVELOPMENT, IMPLEMENTATION AND HOSTING

A)	Service, Hosting and Technical Support Costs.
Attachment B hereto sets forth the amounts, if any, payable for OS Site hosting, technical support and other services.   DPI hereby agrees to maintain a backup of the OS Site, including any and all User Information, at least once each week.

B)
OS Branding. DPI will provide programming and other support to re-brand the OS Site with OS’s branding, logo, look and feel.  OS shall own all the text, images, pictures, graphics, audio clips, brand related elements and promotions, product and service descriptions, technical information and data provided to DPI by OS in connection with the OS Site as well as all User Information input during the Term or any Renewed Term of this Agreement (hereafter the “OS Property”).  OS Property shall not include any DPI Intellectual Property or DPI Software.

I.	DPI will make requested, reasonable navigation and other usability enhancements to website.

C)
Placement of Software Code into Escrow.  DPI shall deposit all applicable source and object code for the DPI Software as well as all upgrades, and enhancements thereto into “escrow” with an independent third-party to be released to OS in the event that DPI is declared bankrupt, becomes insolvent, makes an assignment for the benefit of creditors, or goes into liquidation or receivership, or does not provide the Services in conformance with  the Service Level Guarantee for more than three (3) days and such service failure remains uncured for 90 days.  Following any of the foregoing events, the escrow agent shall deliver the source and object code to OS and OS shall have a world-wide, royalty free license and right to modify, alter, upgrade, and use the software to provide services to its clients and sublicense the software to subcontractors to use such software to provide such services to OS. Notwithstanding the foregoing, in the event that DPI fails to provide the services in compliance with the Service Level Guarantee for more than three (3) consecutive days, then OS shall immediately be granted access to and a usable electronic copy of any and all User Information as well as the DPI Software for purposes of making the same available to OS’s Customers until the service failure is cured or the DPI Software is released by the escrow agent if the service failure is not cured in 90 days.  In the event that DPI fails or refuses to make such software and information available for use during the cure period, the escrow agent shall be required to do so.

D)	Fees. DPI hereby agrees that any and all funds received at the point of sale for Customer transactions through the DPI hosted shopping cart shall be directly deposited into OS’s bank account.

E)	DPI Branding. During the Term of this Agreement, the home page and the account sign up page for the OS Site will each include a reference indicating that the OS Site is “Powered by DPI”.

F)
Ownership.  OS acknowledges that as between it and DPI, DPI owns and shall retain all right, title and interest in and to the name “DigitalPost,” the DPI Software and any software programs provided by DPI for the OS Site and all updates, modifications and enhancements thereto, if any (the “DPI” Intellectual Property”).  DPI acknowledges that as between it and OS, OS owns and shall retain all right, title and interest in and to all components of the OS branding, the User Information and the graphics, text, design and layout of the OS Site, and all documentation, technology, trade secrets, copyrights, patent rights, ideas and trademarks contained therein or related thereto (the “OS Intellectual Property”).

G)
Customers.  DPI acknowledges and agrees that each Customer is a customer of OS.  DPI agrees not to contact or communicate with any Customer except to perform services hereunder.  DPI further agrees not to use such Customer’s name and/or User Information except as specifically authorized herein.  DPI shall not, at any time, solicit business from or provide services to any Customer, including any services offered by the FamilyPost.

5	COMPENSATION

A)
Subscription Revenue Share.  DPI agrees that fifty percent (50%) of the monthly subscription, during the Term or any Renewed Term of this Agreement shall be retained by OS.  The remaining fifty percent (50%) shall be remitted to DPI in accordance with Section 5F “Payment” below.  Termination of this Agreement shall not excuse OS from remitting to DPI any subscription fees accrued and payable for services provided prior to termination, but collected after termination.

B)
Promotional Expenses.  From time to time, OS may, but is not obligated to develop promotions and incentives to increase sales.  As an inducement for OS to offer incentives and promote the subscriptions to the OS Site through its affiliates, DPI hereby agrees, after OS has sold more than 30,000 Paid Activations, to pay one-half of all Approved Promotional Expenses (as defined below).  OS shall invoice DPI for its share of Approved Promotional Expenses which shall be payable from DPI within 30 days of receipt of invoice.  DPI shall not be liable for, nor required to reimburse OS for promotional expenses except from amounts payable to DPI pursuant to this Agreement.  DPI acknowledges that accounting for the costs of such sales shall be difficult and expensive.  Accordingly, with respect to each promotion, OS shall develop a budget of estimated costs, which it shall submit to DPI at the end of each month.  So long as OS has sold more than 30,000 Paid Activations and the estimated costs of the promotion are no greater than ten percent (10%) of monthly subscription fees,    , DPI shall not unreasonably withhold approval of such promotion and shall share the costs of the same.  For purposes of this Section 5B, “Approved Promotional Expenses” shall mean the estimated promotional expenses incurred in connection with promotions identified on Exhibit 1 attached hereto, as amended from time to time as agreed by the Parties, and all other promotions approved from time to time in writing by representatives of DPI and OS.

C)
Employee Incentives.  From time to time, OS may, but is not obligated to develop incentives to encourage OS Affiliate employees to promote Paid Activations. As an inducement for OS to offer employee incentives and promote Paid Activations, DPI hereby agrees to pay one-half of all approved Employee Incentives (as defined below).   DPI’s share of approved Employee Incentives shall be payable from DPI’s share of amounts payable to DPI under this Agreement.  OS and DPI hereby agree that the initial approved Employee Incentives amount is two (2) dollars one time commission for each Paid Activation (one (1) dollar per DPI and OS each). This amount may change from time to time, but any change in the amount must be approved in writing by representatives of DPI and OS.

D)
Merchandise Revenue Share.  OS agrees during the Term and any Renewed Term of this Agreement to pay an amount equal to fifteen percent (15%) of the profit collected from sales of prints and merchandise on the My Studio WebSite located at http: _______________, which site is operated by OS’s affiliate, to the extent the prints and merchandise sold on such site are created using customer created digital photos and images stored on the OS Site and uploaded from the OS Site directly to the My Studio Site.  For purposes of this Section 5C, the term “profit” shall mean the difference between the wholesale prices set forth on Exhibit 2 attached hereto, as amended from time to time by OS and the retail price paid for such prints and merchandise sold on the My Studio Site and uploaded from the OS Site.  DPI acknowledges that it shall only be entitled to share revenue from photo and image uploads from the OS Site that are not Affiliated Portrait Prints within the meaning of Section 5E below.

E)
Affiliate Portrait Prints.  DPI agrees that OS shall be entitled to all revenue generated from sales on all Portrait-related prints and products that are sold through the OS Site. Portrait-related prints are all photos and images which originated at a studio or photo sitting managed, controlled or otherwise operated by any OS Affiliate (“Affiliate Portrait Prints”).

F)
Options.  DPI hereby agrees to issue options to purchase common stock of DPI to OS or OS Affiliate employees; such options shall be issued pursuant to DPI’s 2007 Incentive and Nonstatutory Stock Option Plan.  The options shall vest immediately upon satisfaction of the milestones set forth in Exhibit 3 attached hereto.  The exercise price of the options shall be equal to the closing price of DPI’s common stock on the date of execution of this Agreement.

G)
Payment.  In the case of Item 5A above, OS shall pay DPI by the 5th day of each month for DPI’s portion of the Subscription Revenue collected in the prior month.  In the case of Item 5D above, OS will pay DPI its portion of amounts collected in the prior month on or by the 5th day of each month.  DPI’s share of Employee Incentives shall be offset and deducted from such payments.  DPI’s share of Promotional Expenses shall be invoiced to DPI and paid by DPI within 30 days of receipt of invoice.  DPI and OS agree to maintain accounting books and records relating to their payment obligations.  Both parties shall have the right to conduct, at their own expense, an audit of each others books and records.  Such audits will be no more than twice in any one (1) year upon at least ten (10) days’ advance written notice and shall survive termination of this Agreement.  Audits shall only be for the purpose of determining whether amounts due to each Party have been properly calculated and paid.  In the event that such an audit reveals any underpayment to either Party, the Party shall be paid for all underpaid amounts and, to the extent the underpayment is more than 2% different from amounts paid, shall be reimbursed for the cost of the Audit, and that audit shall not count toward the limit of no more than two (2) audits in the year.

H)
Revenues.  OS agrees that DPI shall have the right to record on DPI’s books and accounting records all gross revenues from subscriptions to the extent permitted by law and in accordance with Generally Accepted Accounting Principles. This provision excludes all Portrait related print and merchandise sales described in Section 5E as well as amounts collected under Section 5D above.

6	TERM AND TERMINATION

A)
Term.  This Agreement shall commence on the Effective Date and shall continue for five (5) years subject to termination as provided below.  Following this period, this Agreement shall automatically renew for successive one (1) year terms unless either Party gives written notice to terminate the Agreement no less than one hundred twenty (120) days prior to the expiration of a Term or Renewed Term.

B)	Termination. Notwithstanding the provisions set forth in Section 6A above, this Agreement may be terminated as follows:

1.	Either Party may terminate this Agreement for any reason upon ninety (90) days prior written notice to the other Party;

2.
A party may terminate this Agreement if the other party materially breaches this Agreement and such breach is not cured (if cure may be made) within thirty (30) days of notice from the non-breaching party to the breaching party; and

3.
A party may immediately terminate this Agreement if the other party files a petition of any type as to its bankruptcy, is declared bankrupt, becomes insolvent, makes an assignment for the benefit of creditors, goes into liquidation or receivership, or otherwise loses legal control of its business.

C)           Rights Upon Termination.  Upon termination of this Agreement, DPI shall cooperate with OS to transfer to OS all OS Intellectual Property in a readable and usable electronic format.  Each Party shall otherwise return to the other Party any confidential information, cease any use of the other Party’s name, products or services, or product literature, and terminate any links from its website(s) and any description, review or other reference to the other Party’s website(s).  Termination of this Agreement shall not excuse OS from remitting to DPI any fees paid to OS for services provided or goods purchased prior to termination.

7	SERVICE LEVEL GUARANTEE

A)	Coverage. DPI agrees to guaranty the services it provides pursuant to this Agreement to any Customer that has at least one (1) uploaded photo album on the OS Site as follows:

B)
Service Level Specifications.  DPI endeavors to have the OS Site available for access via the internet in any part in the world 99.5% of the time to each Customer.  Network downtime (unavailability) shall be defined as the inability of a Customer or OS to access a Customer’s account or a portion thereof.  Downtime is measured beginning ten (10) minutes after DPI is notified of the downtime by phone.  Reports of network downtime via email or fax are not accepted under the Agreement.  DPI’s administrators shall determine the end of the downtime by a trace route to the affected computer.

C)
Credits.  For every sixty (60) minutes of continuous downtime in excess of DPI’s ninety-nine and one-half percent (99.5%) per Customer monthly uptime guarantee, each affected Customer will be entitled to a ten percent (10%) credit of the monthly service fees, with the maximum credit not to exceed fifty percent (50%) of the monthly service fees for the affected month.  In order to receive a credit, a credit request must be made within seven (7) days after the downtime was experienced.  Monthly service fee credit shall be the sole and exclusive remedy in the event of downtime.  Such credit shall be offset against and deducted from the amounts payable to DPI hereunder.

8
RESTRICTIONS.  Credits shall not be provided in the event that downtime results from any of the following:  i) Scheduled and emergency maintenance and upgrades which; ii)  failure of OS or Customer’s equipment, facilities or applications; or iii) Reasons of Force Majeure as defined below; provided, however, that DPI agrees that upgrades and scheduled downtime shall, except in the case of isolated emergencies, be scheduled between the hours of 11 p.m. and 5 a.m., Mountain Time, Sunday through Thursday; provided, further, that scheduled downtime shall not exceed four (4) hours per month on average.

9
CUSTOMER SERVICE. On issues of a non-technical, minor matter, DPI will provide OS with support via phone and e-mail for all requests relating to OS Site.  OS shall provide first-level Customer support for problems pertaining to OS Site. DPI shall provide Customer support for all other problems pertaining to the OS Site.  OS shall have the ability to access its Customers’ data stored on the OS Site.

10
CONFIDENTIALITY.  Neither Party (the “Recipient”) shall disclose to any third party or use for its own benefit the other Party’s (the “Discloser”) proprietary or confidential information except as authorized by the Discloser.  All confidential information of the Discloser shall remain the sole property of the Discloser.  This provision does not apply to information which the Recipient lawfully receives from a third party having no obligation of confidentiality or which the Recipient independently develops.  Each Party represents that each of its employees having access to the other’s confidential information will, prior to receiving such information from the Recipient, have executed a customary non-disclosure agreement with the Recipient.  These restrictions and obligations shall remain in effect for a period of three (3) years from the date this Agreement is terminated or expires.

11	NON-EXCLUSIVITY. This Agreement does not impose upon either Party an obligation to exclusively work with the other in any aspects of marketing related to their respective products and services, or to participate exclusively in any particular marketing effort proposed by the other.  Subject only to compliance with the terms of a confidentiality agreement between them with respect to confidential information, the Parties agree they may engage in marketing efforts with third Parties, even if such marketing efforts conflict with the subject matter of this Agreement or compete with the other Party’s products or services.

12
INTELLECTUAL PROPERTY.  Except as otherwise set forth herein, this Agreement does not constitute a license, express or implied, by either Party to the other Party to make, have made, use, reproduce, distribute, display or perform any of such Party’s intellectual property rights, including but not limited to patents, copyrights, trademarks or trade secrets.  All rights not expressly granted to either Party by the other in this Agreement are reserved by such other Party.

13	TRADEMARKS AND TRADE NAMES

A)
Rights in Trademarks.  Both Parties acknowledge that the other Party is the owner of all right, title and interest in and to its name and certain related designs associated therewith (“Trademarks”), together with any new or revised names or materials which the Trademark owner may adopt to identify it or any of its Services during the Term or any Renewed Term, and each Party agrees not to adopt or use any of the other Party’s Trademarks in any manner whatsoever except as expressly provided in this Agreement.  DPI acknowledges that the name, look, branding and other organizational aspects of the OS Site is owned by OS.

B)
License to Use Trademarks.  Each Party hereby grants to the other Party a non-exclusive license during the Term to use their Trademarks, provided that they are used solely in connection with the marketing of their Services and in accordance with the Trademark owner’s specifications as to style, color and typeface.  Upon expiration or termination of this Agreement, each Party will take all action necessary to transfer and assign to the Trademark owner, or its nominee, any right, title or interest in or to any of the Trademarks, or the goodwill related thereto, which the non-Trademark owner Party may have acquired in any manner as a result of the marketing of the Trademark owner’s Services under this Agreement and shall cease to use any Trademark of the other Party.  Each Party hereby agrees to notify the other Party immediately if any infringement or potential infringement of any Trademark is made known to the notifying Party.

C)
Right to Use Software as Part of the Business Relationship.  As part of the business relationship between the parties, DPI hereby grants OS and its Customers the right to access and use the DPI Software maintained on the OS sites during the Term of this Agreement for the purpose of receiving and utilizing the Services.  Upon termination of this Agreement, the right of OS and its Customers to access and use the DPI Software, shall terminate.

14	WARRANTY AND LIMITED LIABILITY.
  DPI warrants that the DPI Software does not and will not infringe or violate any copyright, patent, trademark, trade secret or other intellectual property rights of any third party.
DPI hereby represents and warrants that the OS Site, DPI Software and other products will conform in all material respects to specifications stated above.

DPI shall not be liable to OS for loss incurred by OS arising from DPI’s inability to deliver the OS Site due to strike, riot, work stoppage, shortage or unavailability of product or material, act of government, act of God, war, or any other cause beyond the reasonable control of DPI.

EXCEPT AS OTHERWISE SET FORTH HEREIN, DPI MAKES NO WARRANTY TO OS WITH RESPECT TO THE OS SITE OF ANY KIND, EXPRESS OR IMPLIED.  THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT ARE HEREBY DISCLAIMED.  THIS PROVISION SHALL SURVIVE TERMINATION OR EXPIRATION OF THIS AGREEMENT.

NEITHER PARTY, UNDER ANY CIRCUMSTANCES, SHALL BE LIABLE TO THE OTHER PARTY FOR DAMAGES OF ANY NATURE, WHETHER DIRECT OR INDIRECT, INCIDENTAL, CONSEQUENTIAL OR SPECIAL, INCLUDING, BUT NOT LIMITED TO LOST PROFITS, LOSS OF GOODWILL, OR FOR EXPENDITURES MADE OR COMMITTED TO BY THE OTHER PARTY IN RELIANCE UPON CONTINUATION OF THIS AGREEMENT, EVEN IF THE PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THIS PROVISION SHALL SURVIVE TERMINATION OR EXPIRATION OF THIS AGREEMENT.

15
NOTICES.  All notices by either Party given under this Agreement shall be in writing and shall be hand delivered or sent certified mail, return receipt requested or by overnight courier.  Notice may be given by facsimile if confirmed in writing by first class mail, postage pre-paid or by overnight courier.  Notices to each Party shall be given at their respective addresses first above written.

16
ASSIGNMENT.  Neither Party shall assign any of its rights, interests or obligations under this Agreement to an unrelated third party without the other Party’s prior written consent, which consent shall not be unreasonably withheld.

17	APPLICABLE LAW. This Agreement shall be governed by and construed according to the laws of the State of Utah.

18
SEVERABILITY.  Any provision of this Agreement which is adjudged to be illegal, invalid or unenforceable in any respect shall not affect any other provision of this Agreement and the balance of the Agreement shall continue in full force and effect.

19
ENTIRE AGREEMENT.  This Agreement, including any Attachments hereto, supersedes all other agreements and representations, express or implied, written or oral, between the Parties with respect to the subject matter of this Agreement.  This Agreement shall not be changed or modified except in a writing signed by duly authorized personnel of each Party.

20	HEADINGS. The sections and paragraph headings used in this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement.

21
FORCE MAJEURE.  Neither Party shall be liable for any failure or delay in its performance under this Agreement due to causes, including, but not limited to, an act of God, act of civil or military authority, fire, epidemic, flood, earthquake, riot, war sabotage, labor shortage or dispute, and governmental action, which are beyond its reasonable control.

22
PUBLICITY.  Except as required by law, subject to the other party’s prior written approval, which shall not be unreasonably withheld, either Party may issue a press release or make statements to the press or general public regarding this Agreement. DPI will get approval in writing on any press releases or other public communications mentioning Kiddie Kandids LLC, Kiddie Kandids Holdings LLC, or Online Solutions, LLC prior to issuing the same.  Notwithstanding the foregoing, each party may make such disclosures as are required by legal or regulatory requirements after reasonable notice to the other party and after making reasonable efforts in the circumstances to consult in advance with the other party and to obtain appropriate nondisclosure agreements to protect any Confidential Information.

23
COUNTERPARTS.  This Agreement may be executed by facsimile or by an e-mail copy and may be executed in one or more counterparts, each of which shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument.

24
ATTORNEYS’ FEES.  In the event either of the Parties shall bring an action in connection with the performance, breach or interpretation of this Agreement, or in any action related to the subject matter hereof, the prevailing Party in such action shall be entitled to recover from the non-prevailing Party in such action all reasonable costs and expenses of such action, including, without limitation, attorneys’ fees, costs of investigation, arbitration, accounting and other costs reasonably incurred or related to such action.

25
SUCCESSORS AND ASSIGNS.  Neither Party may assign or transfer this Agreement or any of the rights and privileges granted hereunder to any party other than an affiliate without the prior written consent of the other Party, which c

26	onsent shall not be unreasonably withheld.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

DigitalPost Interactive, Inc.                                                                                     Online Solutions, LLC
3240 El Camino Real, Suite 230                                                                             9343 South 670 West
Irvine, CA  92602                                                                                                      Sandy, UT 84070
Phone: 714-824-3000                                                                                               Phone: 801-304-6700
 Fax: 714-824-3020                                                                                                   Fax:801-566-7747

By:  /s/ Mike Sawtell                                                                     By:/s/ Dale Merrill

Printed Name:  Michael Sawtell                                                      Printed Name:  Dale Merrill

Title:  President / CEO                                                      Title:  President

Date:  5/28/08                                     Date:     5/28/08

ATTACHMENT A
RESPONSIBILITIES OF THE PARTIES

GENERAL

1.
DPI and OS each agree to form a mutually beneficial business relationship.  Each Party agrees to identify a coordinator with overall responsibility for ensuring the success of the relationship.  Coordinators can be changed, by their respective employers, at the sole discretion of the employer.

2.	The Parties shall use reasonable efforts to conduct ongoing marketing and planning initiatives as mutually deemed appropriate, to review strategies, direction, and Customer requirements.

a.
DPI will participate in paying incentives to OS’s employees or OS Affiliate employees for every person that enrolls in the OS Site.  Amount and timing of incentive payments to be determined by DPI and OS.

3.	DPI to allow OS to assist in performing search engine optimization to drive traffic to OS Site (publishing web crawlers, key word searches, etc.)

4.
DPI will provide OS the opportunity to provide exclusive photo merchandise fulfillment services (replacing Qualex) for all DPI Customers using an agreed upon wholesale fee structure, subject to mutually agreeable terms.

OS RESPONSIBILITIES

1.
Understanding that the success of this relationship is based upon each Party’s efforts to market the OS Site to its online audience and through other channels, OS shall make commercially reasonable efforts to actively promote and sell subscriptions to the OS Site.

2.	OS may implement any of the following marketing initiatives and others:
-	Online ad banners and text links
-	Online contests
-	Email newsletters
-	In-store point of purchase signage at retail stores
-	Affiliate sites
-	Forum Posts
-	Reviews
-	Catalogs

3.	OS shall cooperate with DPI in jointly developing marketing with the appropriate value proposition and key messages to be used to effectively promote the OS Site.

4.	OS shall begin promoting the OS Site on its affiliate’s Websites and through other marketing initiatives as soon as practical following the Effective Date of this Agreement.

5.	OS shall obtain written approval from DPI for all marketing collateral in which DPI is mentioned.

DPI RESPONSIBILITIES

1.	DPI shall host and maintain the OS Site.

2.	DPI shall provide OS with a branded shopping cart that will allow tracking of Customer sign ups for revenue sharing purposes.

3.         DPI will assist OS with the ability to collect cash payments from Customers who choose to upgrade to their OS Site account.

4.	DPI shall obtain written approval from OS for any press releases or marketing collateral in which OS or any OS Affiliate is mentioned.

5.	DPI will work with OS’s designated integration team to ensure that log in/password information is carried through from Affiliate’s Sites to OS’s Site.

ATTACHMENT B
PROGRAM DEVELOPMENT

The following are components of the web development associated with the customization of DPI’s family website platform for Partner.

Application Framework Build Out	•Prepare Development Environment •Prepare Skeleton Framework
OS Branding Template Development	•Modify Pages for Template support •Database work to support Client Branding in Templates •Develop API to support Templates •Synchronized Customer account data between Partner and DPI
Platform Packaging & Deployment	•Preparation of Server Farm for Project Delivery •Deployment of Project •Q/A, Review of Project and Modifications as necessary
Total Cost: FEE WAIVED*

* Depending on level of customization and potential e-commerce integration, to be discussed further.

Exhibit 1:  Approved Promotional Expenses

Exhibit 2:  Merchandise Revenue Share

Exhibit 3:  Additional Compensation

Options – Online Solutions, LLC

Total Users / Websites Sold	Milestone Vest/Option Shares	Cumulative Option Shares	Cumulative Ownership % of Company
10,000	202,500	202,500	0.26%
20,000	202,500	405,000	0.52%
30,000	202,500	607,500	0.78%
40,000	202,500	810,000	1.04%
50,000	202,500	1,012,500	1.30%
60,000	202,500	1,215,000	1.56%
70,000	202,500	1,417,500	1.82%
80,000	202,500	1,620,000	2.08%
90,000	202,500	1,822,500	2.34%
100,000	202,500	2,025,000	2.60%

Bonus Options – For results greater than 100,000 websites

			Cumulative Ownership % of Company
Total Users / Websites Sold	Milestone Vest/ Options Shares	Cumulative Options Shares
110,000	100,000	2,125,000	2.72%
120,000	100,000	2,225,000	2.85%
130,000	100,000	2,325,000	2.98%
140,000	100,000	2,425,000	3.11%
150,000	100,000	2,525,000	3.24%
160,000	100,000	2,625,000	3.37%
170,000	100,000	2,725,000	3.49%
180,000	100,000	2,825,000	3.62%
190,000	100,000	2,925,000	3.75%
200,000	100,000	3,025,000	3.88%
210,000	100,000	3,125,000	4.01%
220,000	100,000	3,225,000	4.13%
230,000	100,000	3,325,000	4.26%
240,000	100,000	3,425,000	4.39%
250,000	100,000	3,525,000	4.52%

260,000	100,000	3,625,000	4.65%
270,000	100,000	3,725,000	4.78%
280,000	100,000	3,825,000	4.90%
290,000	100,000	3,925,000	5.03%
300,000	100,000	4,025,000	5.16%
310,000	100,000	4,125,000	5.29%
320,000	100,000	4,225,000	5.42%
330,000	100,000	4,325,000	5.54%
340,000	100,000	4,425,000	5.67%
350,000	100,000	4,525,000	5.80%
360,000	100,000	4,625,000	5.93%
370,000	100,000	4,725,000	6.06%
380,000	100,000	4,825,000	6.19%
390,000	100,000	4,925,000	6.31%
400,000	100,000	5,025,000	6.44%
410,000	100,000	5,125,000	6.57%
420,000	100,000	5,225,000	6.70%
430,000	100,000	5,325,000	6.83%
440,000	100,000	5,425,000	6.96%
450,000	100,000	5,525,000	7.08%
460,000	100,000	5,625,000	7.21%
470,000	100,000	5,725,000	7.34%
480,000	100,000	5,825,000	7.47%
490,000	100,000	5,925,000	7.60%
500,000	100,000	6,025,000	7.72%

Notes
1.	Option exercise price = $0.187 cents per share (closing price 5/28/08), at execution of agreement.
2.	All options shall be issued pursuant to the Company’s 2007 Incentive and Non-Statutory Stock Option Plan.
3.	Upon reaching each milestone, the options shall vest immediately.
4.	Cumulative period = length of initial term of business relationship agreement (5 years).
5.	Upon exercise of any option(s), the underlying share(s) shall be unrestricted and freely transferable pursuant to the Company’s filing of a Form S-8 with the SEC.
6.	The Company will use best efforts to file such Form S-8 by November 1, 2008.
7.
The number of shares of common stock covered by each outstanding Option, and the price per share thereof set forth in each such Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of common stock of DPI resulting from a subdivision or consolidation of shares or the payment of a stock dividend, or any other increase or decrease in the number of such shares affected without receipt of consideration by DPI.  If Optionee's status as an employee, director, or consultant shall terminate for any reason, or if the underlying OS business relationship agreement is terminated, then the Optionee shall have the right to exercise any vested Options, in whole or in part, at any time within thirty (30) days after such termination, or will be canceled.  The Option may be exercised only with respect to installments that the Optionee could have exercised at the date of termination.

8.
Some of the options issuable under this Agreement shall be issued jointly in the names of Online Solutions, LLC and certain employees of Kiddie Kandids LLC, identified by OS.  OS shall have the right to exercise any and all options to the extent that an employee of Kiddie Kandids LLC fails to do so.  The options shall be in the form of a Nonstatutory Stock Option Agreement mutually acceptable to OS and DPI.

9.	.Options vest at each “website sold” milestone indicated in the chart above. Websites Sold is synonymous with Paid Activation defined in this agreement.

Exhibit 4:  Product Warranty